Exhibit 99.1

5600 Cox Road Glen Allen, VA 23060 Telephone: (804) 267-8000 Fax: (804) 267-8466 Website: www.landam.com

FOR IMMEDIATE RELEASE	Bill Evans	Peter Habenicht
July 29, 2008	EVP – Chief Financial Officer	VP – Corporate Communications
	Phone: (804) 267-8114	Phone: (804) 267-8723
	bevans@landam.com	phabenicht@landam.com

LANDAMERICA REPORTS SECOND QUARTER 2008 RESULTS
Dividend Reduced to Preserve Capital

RICHMOND, VA - LandAmerica Financial Group, Inc. (NYSE: LFG) announces operating results for the second quarter and six months ended June 30, 2008.

	Second Quarter 2008	Second Quarter 2007
(In millions, except per share data)
Total revenue	$712.4	$1,005.0
Net (loss) income	$(50.0)	$7.9
Net (loss) income per diluted share	$(3.29)	$0.42

	Six Months 2008	Six Months 2007
(In millions, except per share data)
Total revenue	$1,398.8	$1,953.6
Net (loss) income	$(74.2)	$12.6
Net (loss) income per diluted share	$(4.88)	$0.68

“Adverse claims development from past periods has masked the significant cost reductions we have achieved over the past six quarters leading to a disappointing bottom line,” said Chairman and Chief Executive Officer Theodore L. Chandler, Jr.  “Excluding the increase in the claims provision for past periods, our results for the quarter were in line with our expectations in the persistently difficult conditions of this real estate market. We are also encouraged to see improvement in our national market share, based on title premiums, by approximately 60 basis points for first quarter 2008 over first quarter 2007.”

“We have clearly demonstrated our ability to take out significant costs while improving our competitive position,” said Chandler.  “Many of these cost reductions are redundancy eliminations and one-time consolidations taken as we implement our transformative strategies which we do not expect to add back when the market improves.  For capital preservation purposes in this severe cyclical downturn, we have reduced our quarterly dividend to $0.05 per share. While this decision has not been taken lightly, the reduction serves to strengthen our balance sheet which we believe is appropriate given the severity of the operational and claims environment in our industry at this time.”

Second Quarter Highlights

•
Total revenue decreased by 29.1% in second quarter 2008 from second quarter 2007.  The decline in total revenue and earnings in second quarter 2008 reflected continued lower residential mortgage originations and lower commercial revenue.  As estimated by the Mortgage Bankers Association, mortgage originations declined by 25.1% in second quarter 2008 from second quarter 2007 and home sales volume declined by 19.4% in second quarter 2008 from the comparable period in 2007.

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•	Direct revenue from title and non-title commercial operations was $85.6 million in second quarter 2008 compared to $152.1 million in second quarter 2007, a decrease of 43.7%.

•
The claims provision as a percentage of operating revenue for the Title Operations segment was 15.9% in second quarter 2008, up from 9.7% in first quarter 2008 and 9.3% in second quarter 2007.  The claims provision ratio in second quarter 2008 included incurred of approximately $22 million of individual claims over $1 million (“large claims”) and an increase in the frequency of claims reported primarily for policy years 2005 and 2006 which resulted in upward development in the estimated provision for these policy years.  The claims provision ratio for the 2008 policy year is 5.8%.

•	Net loss included a $37.5 million increase in claims rates for policies in prior years; before this increase the net loss was $12.5 million.

•
In second quarter 2008, the Company reduced staffing levels by approximately 500 average full-time equivalents (“FTEs”) to 10,210 FTEs at June 30, 2008.  This represents a cumulative reduction in headcount of approximately 4,200, or 29.2%, since January 1, 2007, before the effect of acquisitions.

•
General, administrative and other expenses decreased by $37.8 million, or 19.2%, in second quarter 2008 from second quarter 2007.  General, administrative and other expenses included $6.6 million of office closure costs in second quarter 2008, $4.7 million greater than second quarter 2007.

•	Dividend for third quarter 2008 reduced from $0.30 per share to $0.05 per share.

SEGMENT RESULTS

Title Operations

	Second Quarter 2008	Second Quarter 2007	Percent Change
(Dollars in millions)
Total revenue	$606.2	$882.0	(31.3)%
Pretax (losses) earnings	$(52.6)	$30.4	(273.0)%
Average full-time equivalents	7,700	11,300	(31.9)%
Claims ratio	15.9%	9.3%	660 bps

bps - basis points

	Six Months 2008	Six Months 2007	Percent Change
(Dollars in millions)
Total revenue	$1,176.7	$1,696.1	(30.6)%
Pretax (losses) earnings	$(80.5)	$64.5	(224.8)%
Average full-time equivalents	7,900	11,400	(30.7)%
Claims ratio	12.9%	7.9%	500 bps

bps - basis points

In the Title Operations segment, total revenue and pretax losses for second quarter and the first half of 2008 were negatively affected by the decline in residential real estate transactions, a decline in property values and a decrease in commercial revenue.  Direct revenue for title commercial operations decreased 46% to $68.8 million in second quarter 2008 compared to second quarter 2007 and decreased by 35.2% to $142.4 million in the first half of 2008 from the comparable period in 2007.  Second quarter 2007 included revenue from several large commercial transactions totaling approximately $17 million.

Responding to significant reductions in mortgage origination volumes, the Company has aggressively cut operating costs in this segment.  FTEs in second quarter and the first half of 2008 were down by just under a third of FTEs from the comparable periods in 2007.  The reduction in FTEs lowered salary and employee benefit costs by $101.4 million, or 38.7%, in second quarter 2008 and by 34.4% to $339.0

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million in the first half of 2008 from the comparable periods in 2007.  Additionally, general, administrative and other expenses decreased by $28 million, or 20.9%, in second quarter 2008 from second quarter 2007, and by $55 million, or 21.3%, in the first half of 2008 from the comparable period in 2007.

The claims provision ratio in second quarter 2008 included large claims activity incurred of approximately $22 million and an increase in the frequency of claims reported for policy years 2005 and 2006.

Lender Services

	Second Quarter 2008	Second Quarter 2007	Percent Change
(Dollars in millions)
Total revenue	$64.6	$69.3	(6.8)%
Pretax earnings	$3.4	$1.7	100.0%
Average full-time equivalents	1,600	1,790	(10.6)%

	Six Months 2008	Six Months 2007	Percent Change
(Dollars in millions)
Total revenue	$136.3	$152.7	(10.7)%
Pretax (losses) earnings	$13.5	$(7.0)	292.9%
Average full-time equivalents	1,550	1,810	(14.4)%

Despite challenging market conditions, the Lender Services segment generated pretax earnings in second quarter and the first half of 2008.  Total revenue in second quarter 2008 was negatively affected by lower volume in certain product lines of the mortgage origination businesses.  Total revenue in the first half of 2008 was negatively affected by lower volume in certain product lines of the mortgage origination businesses and the loan servicing business.  The default management services business experienced higher volume in second quarter and the first half of 2008 due primarily to increased demand for lien monitoring, foreclosure and other related services as a result of the continuing downturn in the residential real estate market.  Revenue in the first half of 2007 was positively affected by the acceleration of deferred revenue in the loan servicing business in first quarter 2007.

Responding to significant reductions in mortgage origination volumes, the Company reduced average FTEs in second quarter 2008 by approximately 190 compared to second quarter 2007, resulting in salary and employee benefit cost reductions of $1.2 million, or 4.6%, in second quarter 2008 from second quarter 2007.  Second quarter 2008 FTEs increased along with additional demand for default management services, appraisal and sub-servicing products.  The Company reduced average FTEs by approximately 260 in the first six months of 2008, which resulted in salary and employee benefit reductions of $5.8 million, or 10.7%, in the first half of 2008 from the comparable period in 2007.  Additionally, general, administrative and other expenses decreased by $3.5 million, or 9.9%, in second quarter 2008 from second quarter 2007, and by 9.2% to $66.2 million in the first half of 2008 over the comparable period in 2007.

Pretax losses for the first six months of 2007 included the impairment of a customer relationship intangible asset of $20.8 million.

Financial Services

	Second Quarter 2008	Second Quarter 2007	Percent Change
(Dollars in millions)
Total revenue	$12.7	$10.8	17.6%
Pretax earnings	$5.3	$5.0	6.0%
Average full-time equivalents	27	20	35.0%

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	Six Months 2008	Six Months 2007	Percent Change
(Dollars in millions)
Total revenue	$24.8	$21.8	13.8%
Pretax earnings	$10.0	$10.1	(1.0)%
Average full-time equivalents	27	20	35.0%

In the Financial Services segment, revenue and pretax earnings increased in second quarter 2008 compared to second quarter 2007 primarily due to an increase in 1031 exchange business previously serviced in the Title Operations segment and a net increase in investment income, offset in part by a net increase in interest expense from deposit liabilities.  Average FTEs increased in second quarter and the first half of 2008 compared to the comparable periods in 2007 primarily to support the increase in 1031 exchange business.

Corporate and Other

	Second Quarter 2008	Second Quarter 2007	Percent Change
(Dollars in millions)
Total revenue	$28.9	$42.9	(32.6)%
Pretax losses	$(28.4)	$(25.4)	(11.8)%
Average full-time equivalents	1,050	1,040	1.0%

	Six Months 2008	Six Months 2007	Percent Change
(Dollars in millions)
Total revenue	$61.0	$83.0	(26.5)%
Pretax losses	$(55.3)	$(48.6)	(13.8)%
Average full-time equivalents	1,070	1,040	2.9%

Corporate and Other includes unallocated corporate expenses, residential home warranty and inspection businesses and commercial property appraisal and assessment businesses.  Total revenue and pretax losses were affected by declines in the commercial operations and in home warranty and property inspection businesses in second quarter and the first half of 2008 from the comparable periods in 2007.  Revenue from commercial operations within Corporate and Other was $16.8 million in second quarter 2008 compared to $24.6 million in second quarter 2007, a decrease of 31.7%. Revenue from commercial operations was $33.9 million in the first half of 2008 compared to $44.0 million in the first half of 2007, a decrease of 23.0%.  The home warranty and property inspection businesses are dependent on existing home sale volumes.

Average FTEs increased in second quarter 2008 compared to second quarter 2007 primarily as the result of an international acquisition that closed during third quarter 2007.  In spite of this increase, salary and employee benefit costs declined by $2.6 million, or 9.7% in second quarter 2008 from second quarter 2007 in response to lower business volume.

Income Taxes

The effective income tax rate was 34.0% in the first half of 2008 compared to 33.5% in the first half of 2007.

CONFERENCE CALL

The Company will sponsor a conference call on Wednesday, July 30, 2008, at 10:00 AM ET to discuss the results.  Those wishing to participate in the live call should dial 1-877-407-0782 and request to be connected to the LandAmerica conference.  Additionally, the call will be simultaneously broadcast over the internet via LandAmerica’s website (www.landam.com).  Click Investor Information > Calendar of Events.  The event will be archived and available for replay starting two hours after the completion of the live call through August 30, 2008.

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About LandAmerica Financial Group, Inc.

LandAmerica Financial Group, Inc. is a leading provider of real estate transaction services with over 700 offices and a network of more than 8,500 active agents. LandAmerica serves agent, residential, commercial and lender customers throughout the United States and in Mexico, Canada, the Caribbean, Latin America, Europe and Asia. LandAmerica is recognized as number one in the mortgage services industry on Fortune’s® 2007 and 2008 lists of America’s Most Admired Companies.

Segment Results
(In millions)

	Quarter Ended June 30, 2008
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated

Revenue:
Direct operations	$240.1	$64.3	$1.3	$27.0	$332.7
Agency operations	355.1	-	-	-	355.1
Investment income	11.0	0.3	11.4	1.9	24.6
Total revenue	606.2	64.6	12.7	28.9	712.4
Agents’ commissions	288.0	-	-	-	288.0
Interest expense on bank deposits and FHLB borrowings	-	-	6.0	-	6.0
Net revenue	318.2	64.6	6.7	28.9	418.4
Salaries and employee benefits	160.6	25.1	0.9	24.3	210.9
General, administrative and other	106.2	31.9	0.4	21.0	159.5
Claims provision	94.9	1.3	-	2.7	98.9
Depreciation and amortization	8.6	2.9	0.1	3.8	15.4
Interest expense on notes payable	0.5	-	-	5.5	6.0
Earnings (loss) before income taxes	$(52.6)	$3.4	$5.3	$(28.4)	$(72.3)
Pretax margin	(8.7)%	5.3%	41.7%	(98.3)%	(10.1)%

	Quarter Ended June 30, 2007
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated

Revenue:
Direct operations	$410.1	$68.9	$0.2	$39.1	$518.3
Agency operations	453.2	-	-	-	453.2
Investment income	18.7	0.4	10.6	3.8	33.5
Total revenue	882.0	69.3	10.8	42.9	1,005.0
Agents’ commissions	364.6	-	-	-	364.6
Interest expense on bank deposits and FHLB borrowings	-	-	4.7	-	4.7
Net revenue	517.4	69.3	6.1	42.9	635.7
Salaries and employee benefits	262.0	26.3	0.8	26.9	316.0
General, administrative and other	134.2	35.4	0.2	27.5	197.3
Claims provision	80.2	1.9	-	3.1	85.2
Depreciation and amortization	10.4	4.0	0.1	4.5	19.0
Interest expense on notes payable	0.2	-	-	6.3	6.5
Earnings (loss) before income taxes	$30.4	$1.7	$5.0	$(25.4)	$11.7
Pretax margin	3.4%	2.5%	46.3%	(59.2)%	1.2%

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	Six Months Ended June 30, 2008
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated

Revenue:
Direct operations	$475.7	$135.7	$2.0	$55.1	$668.5
Agency operations	675.5	-	-	-	675.5
Investment income	25.5	0.6	22.8	5.9	54.8
Total revenue	1,176.7	136.3	24.8	61.0	1,398.8
Agents’ commissions	547.8	-	-	-	547.8
Interest expense on bank deposits and FHLB borrowings	-	-	12.0	-	12.0
Net revenue	628.9	136.3	12.8	61.0	839.0
Salaries and employee benefits	339.0	48.5	1.9	50.3	439.7
General, administrative and other	203.5	66.2	0.7	41.5	311.9
Claims provision	148.6	2.1	-	5.3	156.0
Depreciation and amortization	17.6	6.0	0.2	7.6	31.4
Interest expense on notes payable	0.7	-	-	11.6	12.3
Earnings (loss) before income taxes	$(80.5)	$13.5	$10.0	$(55.3)	$(112.3)
Pretax margin	(6.8)%	9.9%	40.3%	(90.7)%	(8.0)%

	Six Months Ended June 30, 2007
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated

Revenue:
Direct operations	$779.4	$151.8	$0.4	$75.9	$1,007.5
Agency operations	875.3	-	-	-	875.3
Investment income	41.4	0.9	21.4	7.1	70.8
Total revenue	1,696.1	152.7	21.8	83.0	1,953.6
Agents’ commissions	705.0	-	-	-	705.0
Interest expense on bank deposits and FHLB borrowings	-	-	9.4	-	9.4
Net revenue	991.1	152.7	12.4	83.0	1,239.2
Salaries and employee benefits	516.8	54.3	1.7	51.0	623.8
General, administrative and other	258.5	72.9	0.5	52.2	384.1
Claims provision	131.3	4.1	-	5.8	141.2
Depreciation and amortization	19.6	7.6	0.1	8.5	35.8
Interest expense on notes payable	0.4	-	-	14.1	14.5
Impairment of intangible and long-lived assets	-	20.8	-	-	20.8
Earnings (loss) before income taxes	$64.5	$(7.0)	$10.1	$(48.6)	$19.0
Pretax margin	3.8%	(4.6)%	46.3%	(58.6)%	1.0%

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Summary of Operations
(In millions, except per share data and order information)
(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Operating revenue	$687.8	$971.5	$1,344.0	$1,882.8
Investment and other income	26.7	32.1	57.0	62.4
Net realized investment (losses) gains	(2.1)	1.4	(2.2)	8.4
TOTAL REVENUE	712.4	1,005.0	1,398.8	1,953.6
Agents’ commissions	288.0	364.6	547.8	705.0
Salaries and employee benefits	210.9	316.0	439.7	623.8
General, administrative and other	159.5	197.3	311.9	384.1
Provision for policy and contract claims	98.9	85.2	156.0	141.2
Depreciation and amortization	15.4	19.0	31.4	35.8
Interest expense	12.0	11.2	24.3	23.9
Impairment of intangible and long-lived assets	-	-	-	20.8
TOTAL EXPENSES	784.7	993.3	1,511.1	1,934.6
(Loss) income before income taxes	(72.3)	11.7	(112.3)	19.0
Income tax (benefit) expense	(22.3)	3.8	(38.1)	6.4
Net (loss) income	$(50.0)	$7.9	$(74.2)	$12.6
Net (loss) income per common share	$(3.29)	$0.48	$(4.88)	$0.74
Weighted average number of common shares outstanding	15.2	16.7	15.2	17.0
Net (loss) income per common share assuming dilution	$(3.29)	$0.42	$(4.88)	$0.68
Weighted average number of common shares outstanding assuming dilution	15.2	19.0	15.2	18.6
Other selected information:
Cash flow used in operations	$(22.9)	$(6.5)	$(98.3)	$112.7
Title claims paid	$63.4	$49.2	$107.0	$90.1
Direct revenue per direct order closed	$2,000	$2,200	$1,900	$2,200

Direct orders opened (in thousands):
April	72.9	93.3
May	66.0	99.5
June	56.9	88.8
Total direct orders opened	195.8	281.6	453.9	577.7
Total direct orders closed	140.5	195.0	285.4	383.4

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Condensed Balance Sheets
(In millions, except share amounts)

	June 30, 2008	December 31, 2007

	(Unaudited)
ASSETS

Investments	$1,352.3	$1,444.6
Cash	62.6	98.2
Loans receivable	670.9	638.4
Accrued interest receivable	16.2	16.8
Notes and accounts receivable	149.2	150.6
Income taxes receivable	61.0	22.7
Property and equipment, net	120.1	133.4
Title plants	102.3	102.4
Goodwill and intangible assets, net	894.7	904.3
Deferred income taxes	133.4	120.1
Other assets	224.2	222.2

Total assets	$3,786.9	$3,853.7

LIABILITIES

Policy and contract claims	$919.9	$876.5
Deposits	617.1	564.5
Accounts payable and accrued liabilities	296.3	365.3
Notes payable	586.8	579.5
Deferred service arrangements	193.2	199.9
Other liabilities	65.5	67.3

Total liabilities	2,678.8	2,653.0

SHAREHOLDERS’ EQUITY

Common stock, no par value, 45,000,000 shares authorized, shares issued and outstanding: 2008 – 15,482,386; 2007 – 15,351,550	338.1	335.4
Accumulated other comprehensive loss	(38.1)	(26.2)
Retained earnings	808.1	891.5

Total shareholders’ equity	1,108.1	1,200.7

Total liabilities and shareholders’ equity	$3,786.9	$3,853.7

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Risk Factors

The Company cautions readers that the statements contained herein regarding the Company’s future financial condition, results of operations, future business plans, operations, opportunities or prospects, including any factors which may affect future earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results, performance or achievements to be materially different from any anticipated results, performance or achievements, expressed or implied by such forward-looking statements. Such risks and uncertainties include:

•	the Company’s results of operations and financial condition are susceptible to changes in mortgage interest rates, the availability of mortgage financing and general economic conditions;
•	changes to the participants in the secondary mortgage market could affect the demand for title insurance products;
•	the Company is subject to government regulation;
•
heightened regulatory scrutiny of the Company and the title insurance industry, including any future resulting reductions in the pricing of title insurance products and services, could materially and adversely affect the Company’s business, operating results and financial condition;

•	the Company may not be able to fuel its growth through acquisitions;
•	the Company’s inability to integrate and manage successfully its acquired businesses could adversely affect its business, operating results and financial condition;
•	regulatory non-compliance, fraud or defalcations by the Company’s title insurance agents or employees could adversely affect its business, operating results and financial condition;
•	competition in the Company’s industry affects its revenue;
•	significant industry changes and new product and service introductions require timely and cost-effective responses;
•	the Company’s litigation risks include substantial claims by large classes of claimants;
•	the Company’s claims experience may require it to increase its provision for title losses or to record additional reserves, either of which may adversely affect its earnings;
•	key accounting and essential product delivery systems are concentrated in a few locations;
•
provisions of the Company’s articles of incorporation and bylaws and applicable state corporation, insurance and banking laws could limit another party’s ability to acquire the Company and could deprive shareholders of the opportunity to obtain a takeover premium for shares of common stock owned by them;

•	the Company’s future success depends on its ability to continue to attract and retain qualified employees;
•
the Company’s conduct of business in foreign markets creates financial and operational risks and uncertainties that may materially and adversely affect its business, operating results and financial condition; and

•	various external factors including general market conditions, governmental actions, economic reports and shareholder activism may affect the trading volatility and price of the Company’s common stock.

For a description of factors that may cause actual results to differ materially from such forward-looking statements, see the Company’s Annual Report on Form 10-K for the full year 2007 and other reports from time to time filed with or furnished to the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made. The Company undertakes no obligation to update any forward-looking statements made in this release.

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